THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SUCH SECURITIES MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.


               Warrant to Purchase 100,000 Shares of Common Stock



                   WARRANT TO PURCHASE SHARES OF COMMON STOCK

                                       OF

                            PICK COMMUNICATIONS CORP.


         This is to certify that, FOR VALUE RECEIVED, IDT Corporation ("Holder") having an office at 190 Main Street, Hackensack, NJ 07601, is entitled to purchase, subject to the provisions of this Warrant, from PICK COMMUNICATIONS CORP., a Nevada corporation (the "Company"), 100,000 fully paid, validly issued and non-assessable shares of Common Stock (the "Common Stock"), par value $.001 per share, of the Company at any time or from time to time for one year from the date hereof at the price of the Company's stock at the close of business on the date hereof. To the extent that there is no public market for the Company's shares at the day this or any subsequent warrant is issued, the exercise price shall be the fair market value of the Company's stock, as reasonably determined by the Company's Board of Directors, but not less than its book value on the such date. This Warrant is one of what is expected to be three identical Warrants issuable pursuant to a loan transaction entered into on this date between PICKNET, INC., a wholly-owned subsidiary of the Company, and the Holder. A second Warrant shall be issued to the Holder at the Second Advance, as defined hereafter, to purchase an additional 200,000 shares of Common Stock at any time or from time to time during the one-year period from the day Holder makes the second advance of $1,000,000 to PICKNET under its loan to PICKNET (the "Second Advance"), at the price of the Company's stock at the close of business on the day of the Second Advance. A third warrant shall be issued to the Holder at the Third Advance, as defined hereafter, to purchase an additional 100,000 shares of Common Stock at any time or from time to time during the one-year period from the day Holder makes the third advance of $500,000 to PICKNET under its loan to PICKNET (the "Third Advance") at the price of the Company's stock at the close of business on the day of the Third Advance.

     The number of shares of Common Stock to be received upon the exercise of this Warrant and the price to be paid for each share of Common Stock may be adjusted from time to time as hereinafter set forth. The shares of Common Stock deliverable upon such exercise, and as adjusted from time to time, are hereinafter sometimes referred to as "Warrant Shares" and the exercise price of a share of Common Stock in effect at any time and as adjusted from time to time is hereinafter sometimes referred to as the "Exercise Price".

         (a) EXERCISE OF WARRANT. This Warrant may be exercised by presentation and surrender hereof to the Company at its principal office or to the Company's warrant agent, if any has been so appointed, with the Purchase Form annexed hereto duly executed and accompanied by payment of the Exercise Price, in cash or by certified or bank cashier's check, for the number of Warrant Shares specified in such form. As soon as practicable after each such exercise of the Warrants, the Company shall issue or cause to be issued and delivered to the Holder a certificate or certificates for the Warrant Shares issuable upon such exercise, registered in the name of the Holder. The Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of any such exercise, provided such exercise is in accordance with the provisions set forth herein. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the rights of the Holder thereof to purchase the balance of the Warrant Shares purchasable thereunder. Upon receipt by the Company of this Warrant at its office in proper form for exercise, the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such shares of Common Stock shall not then be physically delivered to the Holder. Holder shall be entitled to a cashless exercise of the warrant, in whole or in part.

         (b) RESERVATION OF SHARES. The Company shall at all times reserve for issuance and/or delivery upon exercise of this Warrant such number of shares of its Common Stock as shall be required for issuance and delivery upon exercise of the Warrants.

         (c) FRACTIONAL SHARES. No fractional shares or script representing fractional shares shall be issued upon the exercise of this Warrant. If more than one Warrant shall be exercised at one time by the Holder, the number of full shares which shall be issuable upon exercise thereof shall be computed on the basis of the aggregate number of full shares issuable upon such exercise.

No adjustment shall be made in respect of cash dividends on Warrant Shares delivered upon exercise of any Warrant. With respect to any fraction of a share called for upon exercise hereof, the Company shall pay to the Holder an amount in cash equal to such fraction multiplied by the average closing bid and asked prices of the Common Stock on the last available date for which quotations are available immediately preceding the date of exercise of this Warrant, or if the bid and asked prices are not so reported, then the current market value shall be an amount, not less than the book value thereof as at the end of the most recent fiscal year of the Company ending prior to the date of the exercise of the Warrant, determined in such reasonable manner as may be prescribed by the Board of Directors of the Company.

         (d) EXCHANGE OR LOSS OF WARRANT. This Warrant is exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to the Company for other Warrants of different denominations entitling the holder thereof to purchase in the aggregate the same number of shares of Common Stock purchasable hereunder. This Warrant may be divided or combined with other Warrants which carry the same rights upon presentation hereof at the principal office of the Company with a written notice specifying the denominations in which new Warrants are to be issued and signed by the Holder hereof. The term "Warrant" as used herein includes any Warrants into which this Warrant may be divided or exchanged. Upon receipt by the Company or its warrant agent, if any, of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, the Company will execute and deliver a new Warrant of like tenor and date.

         (e) RIGHTS OF THE HOLDER. The Holder shall not, by virtue hereof, be entitled to any rights of a stockholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in the Warrant and are not enforceable against the Company except to the extent set forth herein and in any warrant agreement entered into by and between the Company and a warrant agent with respect to the Warrants. In the event the Company enters into a warrant agreement with a warrant agent, the terms of the Warrant shall be embodied in the warrant agreement; and the acceptance of this Warrant by the Holder shall be deemed consent by the Holder for the Company to enter into any such warrant agreement, upon such terms and conditions mutually agreeable between the Company and any such warrant agent, provided such warrant agreement does not adversely affect any of the rights of the Holder, as set forth in this Warrant.

         (f) ANTI-DILUTION PROVISIONS. After each adjustment of the Exercise Price pursuant to this Section (f), the number of shares of Common Stock purchasable upon the exercise of the Warrant shall be the number of Warrant Shares receivable upon exercise thereof prior to such adjustment multiplied by a fraction the numerator of which shall be the original Exercise Price as defined above and the denominator of which shall be such adjusted Exercise Price. The Exercise Price shall be subject to adjustment as set forth below:

                (i) In case the Company shall hereafter (A) pay a dividend or make a distribution on its Common Stock in shares of its capital stock (whether shares of Common Stock or of capital stock of any other class), (B) subdivide its outstanding shares of Common Stock, or (C) combine its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect immediately prior to such action shall be adjusted so that the Holder of any Warrant thereafter exercised shall be entitled to receive the number of shares of capital stock of the Company which the Holder would have owned immediately following such action had such Warrant been exercised immediately prior thereto. An adjustment made pursuant to this subsection shall become effective immediately after the record date in the case of a dividend and shall become effective immediately after the effective date in the case of a subdivision.

               (ii) No adjustment in the Exercise Price shall be required to be made unless such adjustment would require an increase or decrease of at least $.10; provided, however, that any adjustments which by reason of this subsection are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section (f) shall be made to the nearest cent or to the nearest one-one hundredth of a share, as the case may be, but in no event shall the Company be obligated to issue fractional shares upon the exercise of any Warrant.

              (iii) No adjustment of the Exercise Price shall be made except on the conditions set forth in this Section (f). Without limitation to the foregoing, there shall be no adjustment pursuant to this Section (f) should the

Company issue any capital stock for cash or other consideration on terms approved by the Board of Directors.

               (iv) In case of any change of outstanding shares of Common Stock issuable upon exercise of the Warrants (other than a change in par value or from par value to no par value or from no par value to par value or as a result of a subdivision or combination), or in case of any consolidation or merger of the Company with or into another corporation (other than a merger with a Subsidiary in which merger the Company is the continuing corporation and which does not result in any reclassification or change of the then outstanding shares of Common Stock or other capital stock issuable upon exercise of the Warrants other than a change in par value or from par value to no par value or from no par value to par value) or in the case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety, then, as a condition of such change, consolidation, merger, sale or conveyance, the Company, or such successor or purchasing corporation, as the case may be, shall make lawful and adequate provision whereby the Holder of the Warrant shall have the right thereafter to receive on exercise of such Warrant the kind and amount of shares of stock and other securities and property receivable upon such reclassification, change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock issuable upon exercise of such Warrant immediately prior to such change, consolidation, merger, sale or conveyance. Such provisions shall include provision for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided elsewhere in this Section (f). The above provisions of this Section (f) shall similarly apply to successive consolidations, mergers, sales or conveyances.

                (v) Before taking any action which would cause an adjustment reducing the Exercise Price below the then par value of the shares of Common Stock issuable upon exercise of the Warrants, the Company will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and non-assessable shares of the Company at such adjusted Exercise Price.

         (g) PIGGYBACK REGISTRATION RIGHTS. If, at any time while any Warrant Shares (as hereinafter defined) are outstanding, the Company shall file a registration statement (other than on Form S-4, Form S-8, any other form that does not permit secondary sales or any successor form) with the Securities and Exchange Commission (the "Commission"), the Company shall give all the then holders of any Warrant Shares (the "Eligible Holders") at least 30 days prior written notice of the filing of such registration statement. If requested by any Eligible Holder in writing within 30 days after receipt of any such notice and if the Warrant Shares are eligible for registration under the registration statement in question, the Company shall, at the Company's sole expense (other than the fees and disbursements of counsel for the Eligible Holders and the underwriting discounts, if any, payable in respect of the Warrant Shares sold by any Eligible Holder), register or qualify all or, at each Eligible Holder's option, any portion of the Warrant Shares of any Eligible Holder who shall have made such request, concurrently with the registration of such other Warrant Shares, all to the extent requisite to permit the public offering and sale of the Warrant Shares through the facilities of all appropriate securities exchanges and the over-the-counter market, and will use its best efforts through its officers, directors, auditors and counsel to cause such registration statement to become effective as promptly as practicable.

         Notwithstanding the foregoing, if the managing underwriter of any such offering shall advise the Company in writing that, in its opinion, the distribution of all or a portion of the Warrant Shares requested to be included in the registration concurrently with the securities being registered by the Company would materially adversely affect the distribution of such securities by the Company for its own account, then any Eligible Holder who shall have requested registration of his or its Warrant Shares shall delay the offering and sale of such Warrant Shares (or the portions thereof so designated by such managing underwriter) for such period, not to exceed 90 days (the "Delay Period"), as the managing underwriter shall request. As used herein, "Warrant Shares" shall mean the shares issued or issuable upon exercise or conversion of a Warrant to Purchase Shares of Common Stock of the Company (including any warrants issued upon the exercise or transfer of any such warrants in whole or in part) issued to the Eligible Holders, which, in each case, have not been previously sold pursuant to a registration statement or Rule 144 promulgated under the Act. In addition to the foregoing, at such time that the Company becomes eligible to register the Warrant Shares on Form S-3, the Company shall do so and maintain the effectiveness of such Registration Statement until such time as the Warrant Shares have been sold or can be sold pursuant to Rule 144(k). Any such registration shall be entirely at the Holder's expense.

         (h) INVESTMENT REPRESENTATION. By accepting this Warrant, the Holder acknowledges that it is being taken for his own account as principal, for investment purposes only, and not with a view to, or for, resale, distribution or fractionalization thereof, in whole or in part, and no other person has a direct or indirect beneficial interest in such Warrant and such Warrant may only be transferred, subject to compliance with the legend set forth on the first page. Unless the shares issuable upon the exercise of this Warrant are registered under the Securities Act of 1933, as amended (the "Act"), the Holder, upon exercise of this Warrant will be required to provide the Company with an investment letter and the certificates representing such shares will contain a legend to the effect that the Holder may not transfer, sell, pledge or hypothecate such shares unless the registration provisions of the Act have been complied with and unless the Company has received an opinion of counsel that such registration is not required.

         (i) NOTICES. All notices and other communications which are required or may be given under this Warrant shall be in writing and shall be deemed to have been duly given when delivered in person or transmitted by telex or three (3) days after being mailed, postage prepaid, in the case of the Company to Wayne

Interchange Plaza II, 155 Route 46 West, Wayne, NJ 07470, and in the case of the Holder to the address set forth herein, or to such other address as such party shall have specified by notice to the other party hereto. If notice is given by registered or certified first class mail, postage prepaid, return receipt requested, the return receipt shall be conclusive evidence of the notice having been mailed on the date set forth.

         (j) MISCELLANEOUS. This Agreement contains the entire Agreement and supersedes all prior agreements and understandings, oral or written, between the parties hereto with respect to the subject matter hereof. This Warrant may not be changed orally, but only by an agreement in writing signed by the party against whom any waiver, change, amendment, modification or discharge is sought, provided however, that this Warrant may be amended or modified without the consent of the Holder if such amendment or modification does not adversely affect the rights of the Holder hereunder. This Agreement will not be assigned by either party hereto and shall be interpreted under the laws of the State of New Jersey without application to the principles of conflicts of laws.

                                                 PICK COMMUNICATIONS CORP.



                                        By: /s/ Robert Bingham
                                            -----------------------------------
[SEAL]                                           Robert Bingham
                                                 Vice-President - Finance
                                                 and Chief Financial Officer

Dated: February 12, 1998


Attest:



/s/ Raymond Brennan
---------------------------
Raymond Brennan
Secretary

                                  PURCHASE FORM


                                                      Dated ______________, 19__

               The undersigned hereby irrevocably elects to exercise the within Warrant to the extent of purchasing __________________ shares of Common Stock and hereby makes payment of in payment of _______________ the actual exercise price thereof.




                     INSTRUCTIONS FOR REGISTRATION OF STOCK

Name ___________________________________________________________________________
                  (Please typewrite or print in block letters)

Address ________________________________________________________________________


Signature ______________________________________________________________________